Exhibit 10.3

DEALER MANAGER AGREEMENT

November 3, 2025

Blackstone Securities Partners L.P.

345 Park Avenue

New York, NY 10154

This Dealer Manager Agreement (this “Agreement”) is entered into by and between Blackstone Real Estate Exchange, LLC, a Delaware limited liability company (the “Company”), Blackstone Securities Partners L.P., a Delaware limited partnership (the “Dealer Manager”), and, solely with respect to its obligations with respect to the OP Unit Investor Servicing Fee (as defined below) set forth in Section 3(c) hereof, BREIT Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”).

The Company is offering for sale from time to time, either directly or through wholly-owned subsidiaries, in one or more private placements (each, an “Offering,” and collectively, the “Offerings”) of beneficial interests (each, an “Interest” and, collectively, the “Interests”) in specific Delaware statutory trusts (each, a “Trust” and collectively, the “Trusts”) pursuant to the confidential program summary, dated as of October 31, 2025 (as may be amended or supplemented from time to time, the “Program Summary”), confidential private placement memorandum relating to a particular Offering (each a “Memorandum”) and one or more pricing supplements relating to a particular Offering (each a “Pricing Supplement” and, together with the Program Summary, the Memoranda and the Pricing Supplements, the “Offering Documents”). An Interest is an interest in a master Trust that will beneficially own either (i) a series of Trusts, each of which will hold one or more commercial property (each, a “Property” and collectively, the “Properties”); or (ii) a Property directly. Information regarding each Property in which Interests will be offered will be included in (i) a Property-specific Memorandum supplementing the information in the Program Summary, and (ii) one or more Pricing Supplements to each Memorandum, which may vary based on the plan of distribution.

The Company is an indirect, wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. a Maryland corporation (“BREIT”). The Operating Partnership is the entity through which BREIT, its general partner, conducts substantially all of its business and owns substantially all of its assets. The Company is conducting the Offerings in accordance with Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Under the terms of each Offering, and as set forth in the respective Offering Documents, Interests will be issued and sold at the offering prices per Interest set forth in their respective Pricing Supplements. In connection with the Offering, the minimum initial subscription amount by any one person shall be as set forth in the Offering Documents (except as otherwise accepted by the Dealer Manager pursuant to its discretion to accept lesser amounts).

The Company is offering four (4) types of Interests: Type T Interests, Type S Interests, Type D Interests, and Type I Interests, which, in the event the Fair Market Value Option (as defined in the Offering Documents) is exercised, will be exchange for Class T-I OP Units, Class S-1 OP Units, Class D-1 OP Units, Class I OP Units, Class L OP Units and Class L-2 OP Units (each as defined in Schedule 1 and collectively, “OP Units”). The differences between the types of Interests, including the purchase price per Interest, are described in detail in the Pricing Supplements and the Interests are to be offered and sold as described in the Offering Documents. Except as otherwise agreed by the Company and the Dealer Manager, Interests are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers and other financial intermediaries (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Interests substantially in the form attached to this Agreement as Exhibit A or such other form as approved by the Company (each a “Selected Dealer Agreement”).

Terms not defined herein shall have the same meaning as in the Offering Documents. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1. Representations and Warranties:

a. The Company represents and warrants to the Dealer Manager and each Dealer participating in each Offering, with respect to such Offering, as applicable, that:

(i) It is not necessary in connection with the offer, sale and delivery of the Interests to investors in the manner contemplated by this Agreement to register the Interests under the Securities Act. The Company is conducting this offering of Interests as a private placement and will not take any action that (i) causes the offering of the Interests to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act and/or any regulations promulgated thereunder or (ii) causes the offering of Interests to lose its exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act.

(ii) The Company has been duly and validly organized and formed as a limited liability company under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Offering Documents, and to offer and sell the Interests as contemplated by the Offering Documents and this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Company, or the earnings, business affairs or business prospects of the Company.

(iii) The Offering Documents, as of the dates indicated, do not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provision of this Section 1(a)(iii) will not extend to any statements contained in or omitted from the Offering Documents that are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager or any of the Dealers in writing to the Company specifically for inclusion therein.

(iv) The Company intends to use the funds received from the sale of the Interests as set forth in the applicable Offering Documents.

(v) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental authority or agency, national securities exchange or futures association is required in connection with the execution by the Company of this Agreement or the issuance and sale by the Company of the Interests, except such filings as may be required under the Securities Act or Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws, which have been or will be timely filed.

(vi) Unless otherwise described in the Memorandums, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the ability of the Company to conduct its business as described in the Memorandums.

(vii) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (A) the Company’s organizational documents, as amended or supplemented, (B) any indenture, mortgage, deed of trust, lease to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or (C) law, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, in the case of (B) and (C), that would reasonably be expected to have a material adverse effect on the ability of the Company to conduct its business as described in the Memorandum, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable laws.

(viii) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable laws.

(ix) At the time of the issuance of the Interests, the Interests will have been duly authorized and, when issued and sold as contemplated by the Offering Documents as may be amended and supplemented, and upon payment therefor as provided by the Offering Documents and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the applicable Pricing Supplement.

(x) The Company has filed all material federal, state and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments of immaterial amounts, the failure of which to pay would not have a material adverse effect on the condition, financial or otherwise, of the Company, or the earnings, business affairs or business prospects of the Company.

(xi) The financial statements of the Company included or incorporated by reference in the Offering Documents present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be expressly stated in the related notes thereto).

(xii) The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become required to register as an “investment company” within the meaning of the 1940 Act or otherwise lose an available exception.

(xiii) Any and all printed sales literature or other materials which have been approved in advance in writing by BX REIT Advisors L.L.C., or an affiliate (the “Advisor”), and the Company for use in the Offering (“Authorized Sales Materials”) (the Offering Documents and the Authorized Sales Materials, as the same may be amended or supplemented, are referred to herein collectively as the “Offering Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with each Offering, when used in conjunction with the Offering Documents, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Offering Documents, not misleading. If at any time any event occurs which is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Offering Documents would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Dealer Manager thereof. Notwithstanding anything to the contrary herein: (i) the description in the Offering Materials of the substantive provisions of the Company’s governing document(s) is a summary thereof, does not purport to be complete, and is qualified in its entirety by, and is subject to, the terms and provisions of the Company’s governing document(s); and (ii) any forecasted financial, market or industry information contained in the Offering Materials will be based upon reasonable estimates by the Advisor.

b. The Dealer Manager represents and warrants to the Company that:

(i) The Dealer Manager has been duly and validly organized and formed as a limited partnership under the laws of the state of Delaware, with the power and authority to conduct its business as contemplated in this Agreement. The Dealer Manager is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Dealer Manager, or the earnings, business affairs or business prospects of the Dealer Manager.

(ii) No consent, approval, authorization or order of or any filing or declaration with, any court or governmental authority or agency, national securities exchange or futures association is required in connection with the execution or delivery by the Dealer Manager of this Agreement, except such filings as may be required under the Securities Act and FINRA or applicable state securities laws, which have been or will be timely filed.

(iii) There are no actions, suits or proceedings pending or to the knowledge of the Dealer Manager, threatened against the Dealer Manager at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that will have a material adverse effect on ability of the Dealer Manager to conduct its business as described in this Agreement.

(iv) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (A) the Dealer Manager’s organizational documents, each as amended or supplemented, (B) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which the Dealer Manager or any of its subsidiaries is bound or (C) law, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, in the case of (B) and (C), that would reasonably be expected to have a material adverse effect on the ability of the Dealer Manager to conduct its business as described in this Agreement, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

(v) The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

(vi) The Dealer Manager has filed all material federal, state and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Dealer Manager to the extent that such taxes or assessments have become due, except where the Dealer Manager is contesting such assessments in good faith and except for such taxes and assessments of immaterial amounts, the failure of which to pay would not have a material adverse effect on the condition, financial or otherwise, of the Dealer Manager, or the earnings, business affairs or business prospects of the Dealer Manager.

2. Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Memorandum, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (i) this Agreement and (ii) any other Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies, if applicable).

b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Interests for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required, it being understood that the Company will not be required to register each Offering under the Securities Act. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

c. If during the Offering any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Offering Documents would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Program Summary and/or Memorandum which will correct such statement or omission.

d. The Company agrees to promptly notify the Dealer Manager in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied in any material respect.

e. The Company acknowledges and agrees that the Dealer Manager’s activities are governed by its written supervisory procedures (“WSPs”) and applicable rules of FINRA. The Company will not request the Dealer Manager provide services or perform activities in contradiction to, or outside of, such WSPs and applicable rules of FINRA.

3. Obligations and Compensation of Dealer Manager.

a. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling the Interests as set forth in the Offering Documents through the Dealers, all of whom shall be (i) members of FINRA and shall be duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the laws of each state and/or, to the extent required, the equivalent thereof in any other jurisdiction or (ii) duly registered under the laws and, to the extent required, in any applicable non-U.S. jurisdiction to conduct the activity contemplated hereunder. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Interests on said terms and conditions set forth in the Offering Documents with respect to the applicable Offering and any additional terms or conditions specified in Schedule 1 to this Agreement, as it may be amended from time to time. The Dealer Manager represents to the Company that it is duly registered as a broker-dealer pursuant to the Exchange Act, and in all applicable U.S. states, and is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. Further, if the foregoing representation ceases to be correct at any time during the Dealer Manager’s engagement hereunder, the Dealer Manager shall notify the Advisor and the Company. With respect to the Dealer Manager’s participation in the distribution of the Interests in the Offerings, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Offering Documents, the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act, and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Interests, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect. For the avoidance of doubt, the Dealer Manager will not take any action that: (i) constitutes a public offering of or for the Interests within the meaning of Section 4(a)(2) of the Securities Act or general solicitation of prospective investors in the Company within the meaning of Regulation D promulgated thereunder; (ii) causes the offering of the Interests to lose any exemption from registration with the Securities and Exchange Commission (the “SEC”) provided by Section 4(a)(2) of the Securities Act; or (iii) causes the Interests to be required to be registered under any non-U.S. laws.

Notwithstanding the foregoing, the Company acknowledges and agrees that none of the Dealer Manager or any of its affiliates are: (i) providing any advice or recommendations to any prospective investors or any persons who purchase and/or hold Interests through the Dealers; (ii) providing any custody services to any person, including any persons who purchase and/or hold Interests through the Dealers or any customers or clients of the Dealer; (iii) acting as agent for any prospective investor or any persons who purchase and/or hold Interests through the Dealers; (iv) executing sales for any persons who purchase and/or hold Interests through the Dealers or any customers or clients of the Dealer; (v) acting as broker of record for any persons who purchase and/or hold Interests through the Dealer; (vi) providing any distribution services or any stockholder and account maintenance services or other non-distribution services to any persons who purchase and/or hold Interests through the Dealers; and (vii) owing any duty to any prospective investor or any persons who purchase and/or hold Interests through the Dealers.

b. Promptly after the launch of each Offering, the Dealer Manager and the Dealers shall commence the offering of the Interests in such Offering in jurisdictions in which the Interests are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will immediately suspend or terminate offering of the Interests upon request of the Company at any time and will resume offering the Interests upon subsequent request of the Company.

c. Except as may be provided in the Offering Documents, which may be amended and restated from time to time, the Company or its affiliates will pay to the Dealer Manager a unitholder servicing fee with respect to sales of Type S and Type D Interests (the “DST Investor Servicing Fee”) and the Dealer Manager may permit any Dealers to charge upfront selling commissions, placement fees, Selling Commissions or similar fees (“Selling Commissions”), all as described in Schedule 1 to this Agreement. The Company or its affiliates will pay the DST Investor Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all or a portion of the DST Investor Servicing Fee to any Dealers who sold the Type S or Type D Interests giving rise to a portion of such DST Investor Servicing Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Offering Documents, at such time as the Dealer who sold the Type S or Type D Interests giving rise to a portion of the DST Investor Servicing Fee is no longer the broker-dealer of record with respect to such Type S or Type D Interests or the Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the DST Investor Servicing Fee, then Dealer’s entitlement to the DST Investor Servicing Fees related to such Type S and/or Type D Interests, as applicable, shall cease in, and Dealer shall not receive the DST Investor Servicing Fee for, that month or any portion thereof (i.e., DST Investor Servicing Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will settle as of the start of the first business day of a month.

Thereafter, such DST Investor Servicing Fees will be reallowed to the then-current broker-dealer of record of the Type S and/or Type D Interests, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any DST Investor Servicing Fee with respect to Type T or Type I Interests. The Dealer Manager will also reallow some or all of the DST Investor Servicing Fee to other broker-dealers who provide services with respect to the Interests (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

Notwithstanding the foregoing, the DST Investor Servicing Fee with respect any Type S and Type D Interests will cease being paid as of the effective date of any Fair Market Value Option exercised by the Operating Partnership with respect to such Type S and Type D Interests. The Operating Partnership will pay to the Dealer Manager, solely with respect to OP Units issued in connection with the Fair Market Value Option in exchange for Type T, Type S and/or Type D Interests and only until the Fee Limit (if any and as defined below) has been reached, a fee (the “OP Unit Investor Servicing Fee” and, collectively with the DST Investor Servicing Fee, the “Investor Servicing Fee”), all as described on Schedule 1. The OP Unit Investor Servicing Fee will be payable monthly in arrears. The Dealer Manager may reallow all or a portion of the OP Unit Investor Servicing Fee to any Dealers who sold the Type T, Type S and Type D Interests for which the OP Units giving rise to such OP Unit Investor Servicing Fee were exchanged in connection with the Fair Market Value Option, to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance. The Dealer is not entitled to any OP Unit Investor Servicing Fee with respect to Class I OP Units, Class L OP Units and Class L-2 OP Units. If the Fair Market Value Option is exercised, then in no event shall aggregate Selling Commissions and Investor Servicing Fees (including OP Unit Investor Servicing Fees) paid by an investor exceed the percentage limitation, if any, of the aggregate cash price paid by such investor for its Type T, Type S and Type D Interests as set forth in the applicable Selected Dealer Agreement related to such investor (the “Fee Limit”). For the avoidance of doubt, if the applicable Selected Dealer Agreement related to an investor does not contain a specific Fee Limit, then no Fee Limit shall exist for such investor. On the date on which the Fee Limit, if any, has been reached with respect to the OP Units of a particular class held by an investor, all OP Units of such class held by such investor automatically shall convert into Class I OP Units as set forth in the Limited Partnership Agreement of the Operating Partnership, and no further OP Unit Investor Servicing Fee shall be payable with respect to such OP Units.

d. The terms of any reallowance of the Investor Servicing Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of Selling Commissions, or any reallowance of Investor Servicing Fees to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the reallowance of Investor Servicing Fees to Dealers and Servicing Dealers. The Company acknowledges that the Dealer Manager will not have custody of such Investor Servicing Fees and its involvement in the reallowance of such Investor Servicing Fees, if any, is ministerial only, based on information from the Dealer, the Company and the Company’s transfer agent. Notwithstanding the foregoing, at the discretion of the Company, the Company or its affiliates may act as agent of the Dealer Manager by making direct payment of Investor Servicing Fees to Dealers on behalf of the Dealer Manager without incurring any liability. Further, the Company and the Dealer Manager are not responsible for any Selling Commission charged by Dealers, the terms of which shall be set forth in the applicable Selected Dealer Agreement.

e. In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or the Advisor, or its affiliates, shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Offering Documents, to the extent the Offering Documents indicate that they will be paid by the Company or the Advisor, as applicable.

f. The Dealer Manager represents and warrants to the Company and its affiliates that the information in the Offering Documents and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Memorandum, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

g. The Dealer Manager and all Dealers will offer and sell the Interests at the prices per Interest as determined in accordance with the applicable Pricing Supplement.

h. The Dealer Manager agrees to promptly notify the Company and the Advisor in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied in any material respect.

i. The Dealer Manager may delegate the performance of any obligation under this Agreement to an affiliate or an authorized agent of the Dealer Manager; for the avoidance of doubt, delegation of the performance of any obligation hereunder shall not relieve the Dealer Manager of any obligation under this Agreement.

4. Indemnification.

a. To the extent permitted by the Company’s governing documents, and subject to the limitations below, including Section 4(g), the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any violation of this Agreement or (ii) any untrue statement of a material fact contained in the Offering Materials or omission to state in the Offering Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4(a), the Company will not be liable to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Offering Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 4(a) is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Offering Documents (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an indemnified party from whom the person asserting any Losses purchased the Interests that are the subject thereof, if a copy of the Offering Documents as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Offering Documents as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

b. The Dealer Manager will indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in the Offering Materials or omission to state in the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clause (i) applies, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Offering Materials; (ii) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Interests or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Interests to members of the public in such jurisdiction; (iii) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Interests; (iv) any material violation of this Agreement; (v) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 (the “USA Patriot Act”); or (vi) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

c. Dealer Manager shall use commercially reasonable efforts to ensure that each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors, and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in the Offering Materials or omission to state in the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clause (i) applies, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Offering Materials; (ii) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Interests or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Interests to members of the public in such jurisdiction; (iii) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Interests; (iv) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; (v) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (vi) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4(e)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer, or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (ii) delivery of any Interests and payment therefor, or (iii) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

g. For the avoidance of doubt, at the sole discretion of the Dealer Manager and solely upon written request from a third party intermediary engaged by the Dealer Manager, the Dealer Manager may agree on behalf of itself and the Company, if applicable, to provide the benefits of the indemnity agreements contained in this Section 4 and the representations and warranties set forth in Section 1 herein to certain third party intermediaries, which such agreement shall be evidenced in writing (“Written Confirmation”) and shall be in full force and effect upon such third party intermediary’s receipt of the Written Confirmation.

5. Survival of Provisions.

a. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, or (ii) the acceptance of any payment for the Interests.

b. The respective agreements of the Company and the Dealer Manager set forth in Sections 3(c) through 3(e) and Sections 4 through 13 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 6. Venue for any action brought hereunder shall lie exclusively in New York, New York.

7. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8. Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

b. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

c. Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager.

9. Term and Termination. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of Section 3 at such times as such amounts become payable pursuant to the terms of Section 3, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 4(b) herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. The Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

10. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Interests all orders for purchase of Interests accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

11. Offering Documents and Authorized Sales Materials. The Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Interests except as set forth in the Offering Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Memorandum as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Interests to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Interests to members of the public in such jurisdiction. The Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this Section 11.

12. Suitability of Investors. The Dealer Manager, in its agreements with Dealers, will require that the Dealers offer Interests only to persons who meet the financial qualifications set forth in the Offering Documents or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Interests are qualified for sale or that such qualification is not required. In offering Interests, the Dealer Manager, in its agreements with Dealers, will require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”), Regulation D under the Securities Act. The Dealer Manager, in its agreements with Dealers, will require that the Dealers shall sell Interests only to those persons who are eligible to purchase such Interests as described in the Offering Documents and only through those Dealers who are authorized to sell such Interests. The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain, for at least six (6) years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Interests.

13. Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit A to this Agreement. If the Dealer receives a completed and executed subscription agreement (a “Subscription Agreement”) or wire transfer (“Instrument of Payment”) not conforming to the instructions set forth in the Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and Instrument of Payment directly to such subscriber or to the deemed qualified intermediary no later than the end of the next business day following its receipt. Subscription Agreements and Instruments of Payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in the Selected Dealer Agreement. Transmittal of received investor funds will be made in accordance with the procedures set forth in the Selected Dealer Agreement. For the avoidance of doubt, the Dealer Manager will not accept, hold, transmit, or return Instruments of Payment, securities, or Subscription Agreements. All Subscription Agreements and Instruments of Payment must be sent directly to the Trust or its designated agent. If the Dealer Manager inadvertently receives any such items, it will promptly forward them to the Trust or its designated agent without review.

14. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier or (d) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Blackstone Securities Partners L.P.
Attn: [***]
345 Park Avenue
New York, New York 10154
Email: [***]

If to the Company:	Blackstone Real Estate Exchange, LLC
Attn: [***]
601 Lexington Avenue
New York, New York 10022
Email: [***]

With a copy to:

Blackstone Securities Partners L.P.
Attn: [***]
345 Park Avenue
New York, New York 10154
Email: [***]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

BLACKSTONE REAL ESTATE EXCHANGE, LLC

By:	/s/ Leon Volchyok
Name: Leon Volchyok
Title: Senior Managing Director

Soley with respect to Section 3(c), BREIT OPERATING PARTNERSHIP L.P.

By:	Blackstone Real Estate Income Trust, Inc., its general partner

By:	/s/ Leon Volchyok
Name: Leon Volchyok
Title: Chief Legal Officer

Accepted and agreed to as of the date first above written:

BLACKSTONE SECURITIES PARTNERS L.P.

By:	/s/ Evan Clandorf
Name: Evan Clandorf
Title: Authorized Signatory

Schedule 1

Compensation

I.	Selling Commissions

The Dealer Manager is authorized to enter into arrangements that allow the Dealer to charge Selling Commissions, on purchases and sales of Interests, up to 3.50% of such subscription amount, to the extent the Pricing Supplement discloses that such fees may be charged for the relevant class of Interests. Any Selling Commission, including upfront placement fees or selling commissions, charged by Dealer in connection with its sale of Interests will be charged in a manner consistent with the Offering Documents and applicable law and FINRA rules. Purchases and sales of such interests may only be executed as purchases or repurchases between the customer and the Company and Dealer shall not execute trades of units between customers. For the avoidance of doubt, subject to the terms and conditions of any Selected Dealer Agreement, subscription funds may be transmitted to the Trust gross of any Selling Commissions; provided, however, that any such direct transmittal of Selling Commissions to their ultimate recipients shall be performed as a matter of administrative convenience for the benefit of the Trust, and accordingly any such Selling Commissions shall be deemed to have been received by the Trust and transmitted by the Trust to their ultimate recipients. No Selling Commissions will paid to or through the Dealer Manager.

II.	Investor Servicing Fees

a.

Prior to the Operating Partnership’s exercise of the Fair Market Value Option (as defined in the Offering Documents), the Company or its affiliates will pay to the Dealer Manager a DST Investor Servicing Fee as of the last day of each month in the amount of up to (a) up to 0.85% per annum of the underlying the Type S Interests and (b) up to 0.25% per annum of the Type D Interests, in each case based on the aggregate value of the Property/Properties underlying such Interests, as such values are determined and described in the applicable Pricing Supplements, determined separately with respect to each Trust. There is no DST Investor Servicing Fee for Type T or Type I Interests.

b.	If the Operating Partnership exercises the Fair Market Value Option, then:

i.

Type S Interests will be exchanged for Class S-1 OP Units in the Operating Partnership (“Class S-1 OP Units”) (or, after holding such OP Units for at least one year, potentially, shares of Class S-2 Common Stock of BREIT (“Class S-2 Common Stock”)),

ii.

Type D Interests will be exchanged for Class D-1 OP Units in the Operating Partnership (“Class D-1 OP Units”) (or, after holding such OP Units for at least one year, potentially, shares of Class D-2 Common Stock of BREIT (“Class D-2 Common Stock”)),

iii.

Type T Interests will be exchanged for Class T-1 OP Units in the Operating Partnership (“Class T-1 OP Units”) (or, after holding such OP Units for at least one year, potentially, shares of Class T-2 Common Stock of BREIT (“Class T-2 Common Stock”)), and

iv.

Type I Interests will be exchanged for Class I OP Units in the Operating Partnership (“Class I OP Units”), Class L OP Units in the Operating Partnership (“Class L OP Units”), or Class L-2 OP Units in the Operating Partnership (“Class L-2 OP Units”) (or, after holding such OP Units for at least one year, potentially, shares of Class I Common Stock of BREIT (“Class I Common Stock”), shares of Class L-1 Common Stock of BREIT (“Class L-1 Common Stock”), or shares of Class L-2 Common Stock of BREIT (“Class L-2 Common Stock”) pursuant to the redemption provisions of the Operating Partnership).

Certain OP Units and Common Stock are subject to class specific OP Unit Investor Servicing Fee in an amount equal to a specified percent per annum of the net asset value (“NAV”) of the applicable OP Units and Common Stock, calculated monthly in accordance with BREIT’s valuation policies, as may be amended from time to time. After the exercise of the Fair Market Value Option, the OP Unit Investor Servicing Fees shall be calculated and paid as of the last day of each month, as follows:

i.

The OP Unit Investor Servicing Fee for Class S-1 OP Units shall be up to 0.85% per annum of the NAV of the Class S-1 OP Units, or Class S-2 Common Stock, held by the Investors who hold Class S-1 OP Units or Class S-2 Common Stock, as applicable.

ii.

The OP Unit Investor Servicing Fee for Class D-1 OP Units shall be up to 0.25% per annum of the NAV of the Class D-1 OP Units, or Class D-2 Common Stock, held by the Investors who hold Class D-1 OP Units or Class D-2 Common Stock, as applicable.

iii.

The OP Unit Investor Servicing Fee for Class T-1 OP Units shall be up to 0.85% per annum of the NAV of the Class T-1 OP Units, or Class T-2 Common Stock, held by the Investors who hold Class T-1 OP Units or Class T-2 Common Stock, as applicable.

iv.	There is no OP Unit Investor Servicing Fee for Class I OP Units, Class L OP Units, Class L-2 OP Units, Class I Common Stock, Class L-1 Common Stock or Class L-2 Common Stock.

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT